Exhibit 10.7

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), dated as of August 29, 2012, is made by and between BankUnited, Inc., a Delaware Company (the “Company”), and [   ] (the “Grantee”).

WHEREAS, the Company has adopted the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Plan; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Award provided for herein to the Grantee pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                       Grant of Restricted Stock.  Subject to all of the terms and conditions set forth in this Agreement, the Company hereby conveys to the Grantee on the date hereof (the “Grant Date”), the Fair Market Value of Shares on the Grant Date equal to $[                ] (the “Restricted Stock Award”).

2.                                       Vesting/Transfer Restrictions.

(a)                                  General.  The Restricted Stock Award shall vest as to one-third (1/3) (each installment, a “Tranche”) on each of December 31, 2012, December 31, 2013 and December 31, 2014 (each, a “Vesting Date”), subject to the Grantee’s continued employment with the Company or any of its Affiliates on each Vesting Date.  Any unvested portion of the Restricted Stock Award and the Shares in respect thereof following a Vesting Date shall be subject to the restrictions described in Section 2(b).

(b)                                 Transfer Restrictions. The restrictions applicable to each Tranche of the Restricted Stock Award are such that the Restricted Shares and the Shares in respect thereof following a Vesting Date shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the first anniversary date of each Vesting Date as to which such Tranche relates or until such restrictions and any additional requirements contained in this Agreement have been satisfied, terminated or expressly waived by the Company in writing (the “Transfer Restrictions”).  Upon any attempt by the Grantee to transfer any Restricted Shares or the Shares in respect thereof following a Vesting Date (or any respective related rights thereto) before the lapse of the applicable Transfer Restrictions, such Restricted Shares or Shares (and all of the respective rights related thereto) shall be immediately forfeited by the Grantee without payment of any consideration.  Notwithstanding the foregoing, the Grantee may transfer Restricted Shares or Shares in respect thereof following the Vesting Date (i) to the Grantee’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of the Grantee and/or the Grantee’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents the Company requires, including, but not limited to, documents providing that the transferee remains bound the Plan and this Agreement in the same manner as the Grantee and (ii) to satisfy any statutorily required minimum income tax withholding obligation in respect of any Restricted Shares that have vested hereunder.

(c)                                  Change in Control.  Notwithstanding any other provisions in this Agreement to the contrary, upon a Change in Control, one hundred percent (100%) of any unvested portion of the Restricted Stock Award shall vest and the Transfer Restrictions shall not apply to such portion, and all existing Transfer Restrictions shall lapse.

(d)                                 Death/Disability.  Notwithstanding any other provisions in this Agreement to the contrary, in the event of a termination of the Grantee’s employment with the Company due to the Grantee’s death or Disability, that portion of the Restricted Stock Award which would have vested in the 12 months immediately following the Grantee’s death or Disability, but for such termination of employment, shall vest as of the date of such termination of employment and the Transfer Restrictions shall not apply to such portion, and all existing Transfer Restrictions shall lapse.  The remaining unvested portion of any Restricted Stock Award shall immediately be forfeited without consideration upon such termination of employment.

(e)                                  Termination without Cause/For Good Reason; Expiration.  Notwithstanding any other provisions in this Agreement to the contrary, in the event of a termination of the Grantee’s employment by the Company without Cause or by the Grantee for Good Reason one hundred percent (100%) of any unvested portion of the Restricted Stock Award shall vest as of the date of such termination of employment and the Transfer Restrictions shall not apply to such portion.  If after the final Vesting Date, the Board and the Grantee fail to agree to an extension of the Grantee’s employment term under any employment agreement with the Company or its Affiliates following the expiration of such term (whether the Grantee remains employed with the Company or its Affiliates on an at-will basis or incurs a termination of employment with the Company or its Affiliates, following such expiration), all existing Transfer Restrictions shall lapse.

(f)                                    Termination for Cause/Without Good Reason.  Notwithstanding any other provisions in this Agreement to the contrary, in the event that the Grantee’s employment with the Company is terminated by the Company for Cause or by the Grantee without Good Reason, the unvested portion of the Restricted Stock Award shall immediately be forfeited by the Grantee without consideration.

3.                                       Shareholder Rights.  The Grantee shall be the record owner of the Restricted Shares underlying the Restricted Stock Award unless and until such Restricted Shares are forfeited or sold or otherwise disposed of, and as record owner shall generally be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights and the right to receive dividends with respect to the Restricted Shares.

4.                                       Legend on Certificates.  Certificates evidencing the Restricted Shares awarded to the Grantee hereunder shall bear such legends as the Company may determine in its sole discretion.

5.                                       No Rights to Continued Employment.  Nothing in this Agreement shall confer upon the Grantee any right to remain employed by the Company or its Affiliates or shall interfere with or restrict the right of the Company and its Affiliates to terminate the Grantee’s employment at any time and for any reason.

6.                                       Section 83(b).  Due to the forfeiture conditions on the Restricted Stock Award, the Grantee may make an election to be taxed upon the Restricted Stock Award under Section 83(b) of the Code. To effect such election, the Grantee must file an appropriate election with the Internal Revenue Service within thirty (30) days of the Grant Date and otherwise in accordance with applicable Treasury Regulations. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE AND THAT THE GRANTEE WILL RELY SOLELY ON HIS OWN ADVISORS WITH RESPECT TO SUCH DECISION AND THE EFFECT THEREOF ON THE GRANTEE.

7.                                       Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

8.                                       Subject to Plan.  By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan.  The Restricted Stock Award is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.

9.                                       Agreement Binding on Successors.  The terms of this Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

10.                                 No Assignment.  Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by Grantee.

11.                                 Necessary Acts.  Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12.                                 Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof.

13.                                 Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

14.                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15.                                 Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BANKUNITED, INC.

By:
Name:
Title:

GRANTEE

[Grantee Name]